SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 29, 2006
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement
On March 29, 2006, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) approved the lapsing of restrictions on performance based restricted stock (“PBRS”) awarded on February 3, 2005 to the Company’s Executive Committee of management (“EC”) and chief executive officer, J. Michael Parks. On March 29, 2006, the Board and the Compensation Committee also amended the performance criteria for 2006 awards of performance-based restricted stock units (“PBRSUs”) to the EC and Mr. Parks.
2005 PBRS Vesting
As previously disclosed, each 2005 award of PBRS to the EC and Mr. Parks was to be adjusted up or down at the time of vesting and vest based on relative cash earnings per share (“EPS”) growth (compared to the S&P 500 GAAP EPS growth measured as of December 31, 2005), with the amount of vesting calibrated based on over- or under-achievement of the target to between 0 and 200% of the number of PBRS granted. The Company’s cash EPS growth rate for 2005 resulted in 113% of the 2005 PBRS awards vesting effective March 31, 2006. The specific number of shares of PBRS vesting for Mr. Parks and the next four most highly compensated executive officers (the “Named Executive Officers”) are specified in the table below.

		Number of Shares of
Name	Title	PBRS Vesting
J. Michael Parks	President, Chief Executive Officer and Chairman	23,849
Ivan M. Szeftel	EVP and President, Retail Credit Services	11,030
John W. Scullion	EVP and President, Loyalty and Marketing Services	8,491
Dwayne H. Tucker	EVP and President, Utility and Transaction Services	8,543
Edward J. Heffernan	EVP and Chief Financial Officer	7,866
2006 Performance Criteria
As previously disclosed, on February 13, 2006, the Company awarded PBRSUs to the EC and Mr. Parks, with the same vesting criteria as for the 2005 PBRS awards. As a result of unforeseen issues relating to the calculation of EPS growth for the S&P 500, including timing issues, the Board and the Compensation Committee approved a modified performance measure to be used for the 2006 PBRSU awards to the EC and Mr. Parks. Instead of comparing Company performance to S&P 500 performance each year, a fixed grid will be used with a minimum cash EPS growth rate of 10% necessary for the minimum 50% vesting, 18% cash EPS growth for a 100% vesting, and 36% cash EPS growth (or more) for a maximum 200% vesting. These target growth rates were selected to emulate long-term historical S&P 500 performance at the 50th, 75th and 90th percentiles, respectively, recognizing, too, the expectation that growth companies like the Company grow at a “double digit” annual rate and therefore should meet a 10% minimum threshold for vesting. Moreover, using this fixed measure will solve timing and other calculation issues associated with using the S&P 500 growth rate each year.

ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Form of Restricted Stock Unit Award for the CEO and EC Members under the 2005 Long Term Incentive Plan and Amendment Number 1 thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: April 4, 2006	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Form of Restricted Stock Unit Award for the CEO and EC Members under the 2005 Long Term Incentive Plan and Amendment Number 1 thereto.

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